UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2024 (June 7, 2024)
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On June 6, 2024, Glenn Dubin informed the Board of Directors (the “Board”) of C4 Therapeutics, Inc. (the “Company”) of his decision to resign from the Board, effective upon the appointment of his successor. There are no disagreements between Mr. Dubin and the Company on any matter relating to the Company’s operations, policies or practices.
Election of Director
On June 7, 2024, the Board of the Company, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), appointed Ron Cooper as a director of the Company. The Board determined that Mr. Cooper is independent under the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”).
Mr. Cooper has been designated as a Class II director, to serve until the Company’s 2025 Annual Meeting of Stockholders, in accordance with the Company’s Second Amended and Restated By-Laws and to serve thereafter until his successor has been duly elected and qualified or until his earlier death, removal or resignation.
In connection with his appointment and in accordance with the Company’s compensation policy for non-employee directors, the Company granted to Mr. Cooper stock options to purchase up to 65,000 shares of the Company’s common stock under the Company’s 2020 Stock Option and Incentive Plan. One-third of this stock option award shall vest on the first anniversary of the date of grant, with the remainder vesting quarterly over the subsequent two years, provided, however, that all vesting of this award shall cease if Mr. Cooper resigns from the Board or otherwise ceases to serve as a director of the Company or otherwise maintain a service relationship with the Company prior to any such vesting date. In addition, in connection with his election, the Company is entering into an indemnification agreement with Mr. Cooper in the same form as used with the Company’s other directors.
There are no arrangements or understandings between Mr. Cooper and any other persons pursuant to which he was selected as a director of the Company, and there are no transactions in which Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On June 7, 2024, Mr. Cooper was also appointed to the NCG Committee. The Board has determined that Mr. Cooper meets the requirements for independence of compensation committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, effective as of June 7, 2024: (i) Bruce Downey resigned as Chair of the Board, but will continue to serve as a member of the Board as well as a member of the NCG Committee, (ii) Mr. Cooper was appointed as the new Chair of the Board, and (iii) Mr. Dubin’s resignation from the Board became effective.
Item 7.01 Regulation FD Disclosure.
On June 10, 2024, the Company issued a press release announcing Mr. Cooper’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
99.1	Press release issued June 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: June 10, 2024	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer